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                                                                     EXHIBIT 3.2

                                    FORM OF
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           GREENMOUNTAIN.COM COMPANY

     GreenMountain.com Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

     1.   The name of the Company is GreenMountain.com Company.

     2. The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware ("Delaware SOS") on March 3, 1999. A Certificate of Correction to the Company's Certificate of Incorporation was filed with the Delaware SOS on March 16, 1999. A Certificate of Amendment to the Company's Certificate of Incorporation was filed with the Delaware SOS on May 20, 1999.

     3. This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the original Certificate of Incorporation pursuant to resolutions adopted by a majority of the Board of Directors of the Company in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware and as provided in a written agreement and plan of merger that has been duly approved under Sections 264 and 251 of the General Corporation Law of the State of Delaware.

     4. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

     The name of the company is GreenMountain.com Company (the "Company").

                                  ARTICLE II

     The address of the Company's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                  ARTICLE IV

     Section 1.  Authorized Capital Stock.  The total number of shares of
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capital stock that the Company is authorized to issue is 200,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

     Section 2.  Preferred Stock.  The Preferred Stock may be issued in one or
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more series as may be determined by the Board of Directors of the Company (the
"Board"). The Board is authorized to fix the number of shares to be included in any such series and the designation, relative powers, preferences and rights and qualifications, limitations and restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality or effect of the foregoing, the determination of any or all of the following:

          (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

          (b) The voting powers, if any, and whether such voting powers are full or limited in such series;

          (c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
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          (d)  Whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series and the dates and preferences of dividends on such series;

          (e) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

          (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

          (g) The right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

          (h) The provisions, if any, of a sinking fund applicable to such series; and

          (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3.  Common Stock.  Except as may otherwise be provided in a
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Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by the holder as of the record date for that meeting.

                                   ARTICLE V

     The Board may make, amend and repeal the Bylaws of the Company. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws of the Company. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13, 34 and 40 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of record of at least 80% of the Voting Stock, voting together as a single class. For the purposes of this Amended and Restated Certificate of Incorporation, "Voting Stock" means the capital stock of the Company of any class or series entitled to vote generally in the election of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

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                                  ARTICLE VI

     Subject to the rights of the holders of any series of Preferred Stock:

     (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of the stockholders; and

     (b) special meetings of the stockholders of the Company may be called only by (i) the Chairman of the Board (the "Chairman"), (ii) a Vice Chairman of the Board, (iii) the Secretary of the Company within ten calendar days after receipt of a written request of a majority of the total number of Directors that the Company would have if there were no vacancies (the "Whole Board"), or (iv) as otherwise provided in a Preferred Stock Designation.

At any annual meeting or special meeting of the stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of record of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article VI.

                                  ARTICLE VII

     Section 1.  Number, Election and Terms of Directors.  Subject to the
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rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company will not be less than three nor more than 15 and will be fixed from time to time in the manner described in the Bylaws of the Company. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 2000; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 2001; and the Directors first appointed to Class III will hold office for a term expiring at the annual meeting of stockholders to be held in 2002. The members of each class will hold office until their successors are elected and qualified or until their earlier resignation or removal. At each succeeding annual meeting of the stockholders of the Company, the successors of the class of Directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by

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the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

     Section 2.  Nomination of Director Candidates.  Advance notice of
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stockholder nominations for the election of Directors must be given in the manner provided in the Bylaws of the Company.

     Section 3.  Newly Created Directorships and Vacancies.  Subject to the
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rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director, or if there is no remaining Director, by the stockholders of the Company. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

     Section 4.  Removal.  Subject to the rights, if any, of the holders of any
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series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least 80% of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

     Section 5.  Amendment, Repeal, Etc.  Notwithstanding anything contained in
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this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

                                 ARTICLE VIII

     To the fullest extent permitted by the DGCL or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a Director of the Company in respect of any act or omission occurring in whole or in part prior to such repeal or modification.

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                                  ARTICLE IX

     The Company will to the fullest extent permitted by applicable law as then in effect indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Company or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The right to indemnification shall extend to the heirs, executors, administrators and estate of any such director or officer. The right to indemnification provided in this Article IX: (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any contract approved by a majority of the Whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts); and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this
Article IX. Without limiting the generality or the effect of the foregoing, the Company may adopt Bylaws, or enter into one or more agreements with any person, that provide for indemnification greater or otherwise different than that provided in this Article IX or the DGCL, and any such agreement approved by a majority of the Whole Board will be a valid and binding obligation of the Company regardless of whether one or more members of the Board, or all members of the Board, are parties thereto or to similar agreements. Notwithstanding anything to the contrary in this Article IX, in the event that the Company enters into a contract with any person providing for indemnification of such person, the provisions of that contract will exclusively govern the Company's obligations in respect of indemnification for or advancement of fees or disbursements of that person's counsel or any other professional engaged by that person. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article IX will not adversely affect any right or protection existing hereunder, or arising out of events occurring or circumstances existing, in whole or in part, prior to such amendment, repeal or adoption, and no such amendment, repeal or adoption will affect the legality, validity or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal or adoption.

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        IN WITNESS WHEREOF, the Company has caused this certificate to be executed by _____________________, its ____________________________ as of
___________, 1999.

                                       GreenMountain.com Company



                                    By:
                                       -----------------------------------
                                       Name:
                                            ------------------------------
                                       Title:
                                             -----------------------------


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